UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Convertible Note

On October 9, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to issue and sell to Lev Peker, the Chief Executive Officer and a director of the Company, in a private placement a junior secured convertible promissory note in the aggregate principal amount of $1.1 million (the “Convertible Note”). All of the disinterested directors of the Company’s Board of Directors, as well as the disinterested directors of the Audit Committee, reviewed and approved the terms of the Purchase Agreement and the Convertible Note.

The Convertible Note does not bear any interest and matures on October 9, 2024 (the “Maturity Date”). Effective on the Maturity Date, if the Convertible Note has not otherwise been repaid by the Company in accordance with the terms and conditions set forth therein, then at the option of Mr. Peker, the outstanding balance of the Convertible Notes (including any accrued but unpaid interest thereon) (the “Note Amount”) shall convert into that number of fully paid and nonassessable shares of the Company’s Class A common stock (the “Common Stock”) at a conversion price equal to the Note Amount divided by the Conversion Price (as defined in the Convertible Note). In addition, upon a Change of Control (as defined in the Convertible Note) of the Company, the Convertible Note shall be repaid in full at or before the closing of such transaction in cash.

The Convertible Note is strictly subordinated to the convertible note previously issued to Lind Global Fund II LP, a Delaware limited partnership (“Lind”) by the Company pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2023, as amended (the “Lind Senior Note”), and the Convertible Note is secured by a junior security interest in all of the Company’s right, title, and interest in and to all of the Company’s assets, excluding the Existing Commercial Tort Claim (as defined in that certain Security Agreement, dated July 14, 2023, by and between the Company and Lind) (the “Existing Commercial Tort Claim”).

The Company intends to use the proceeds from the issuance of the Convertible Note for working capital purposes and the repayment of current indebtedness.

The Convertible Notes was issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and has not been registered under the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Convertible Note thereby are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement and the form of Convertible Note, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of October 9, 2023, by and between the Company and Lev Peker.
10.2	Form of Junior Secured Convertible Promissory Note, dated as of October 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: October 13, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
		Title:	Executive Vice President, Legal & Corporate Affairs

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